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                                                                    EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS


        We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-17651) and related Prospectus of Analog Devices, Inc. for the registration of 1,000,000 shares of its common stock and to the incorporation by reference therein of our report dated December 3, 1996, with respect to the consolidated financial statements and schedule of Analog Devices, Inc. included in its Annual Report (Form 10-K) for the year ended November 2, 1996, filed with the Securities and Exchange Commission.

                                                 /s/ Ernst & Young LLP

                                                 ERNST & YOUNG LLP

     Boston, Massachusetts
     April 9, 1997